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                                                                    Exhibit 23.4


                        Consent of Independent Auditors

     We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) dated July 21, 1999 of our report dated July 13, 1998, with respect to the financial statements of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries included in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-82273) and related Prospectus of Pinnacle Holdings Inc. dated July 20, 1999 for the registration of 12,305,000 shares of its common stock which is incorporated by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) dated July 21, 1999.

                                     /s/ Ernst & Young, LLP

MetroPark, New Jersey
July 19, 1999